EXHIBIT 99.1

14060 Southwest Freeway
Sugar Land, Texas 77478

For More Information, Contact

Southern National Bank of Texas
R. Darrell Brewer, CFO
(281) 269-7271
www.snbtx.com
NEWS RELEASE

FOR IMMEDIATE RELEASE

SNB Bancshares, Inc. Announces Second Quarter 2005 Results

•	Net Earnings for the Second Quarter up 66.2% to $2.4 million

•	Continued Net Interest Margin Expansion

•	Second Quarter Average Loans up 31.9%

SUGAR LAND, TEXAS (July 20, 2005) - SNB Bancshares, Inc. (NASDAQ: SNBT), a Sugar Land bank holding company and the parent company of Southern National Bank of Texas, a community-oriented, independent bank with offices in both Harris and Fort Bend Counties, today reported strong growth in net earnings for the second quarter 2005. Net earnings for the quarter ended June 30, 2005 were $2.4 million or $0.19 per diluted share, an increase in net earnings of $938 thousand or 66.2% compared with $1.4 million or $0.20 per diluted share for the second quarter of 2004. Notwithstanding the significant increase in net earnings, the slight decrease in diluted earnings per share for the second quarter of 2005 compared with the same period in 2004 is the result of the comparative impact of the 5.4 million shares of common stock issued in connection with our initial public offering in August 2004. For computation of diluted earnings per share, weighted average shares of common stock and Class B stock outstanding during the second quarter of 2005 were 12.6 million compared with 7.2 million weighted average shares outstanding during the second quarter of 2004.

Net earnings for the six months ended June 30, 2005 were $169 thousand or $0.01 per diluted share, a decrease of $2.5 million or 93.7% compared with $2.7 million or $0.37 per diluted share for the same period in 2004. This decrease in net earnings for the six months ended June 30, 2005 as compared with the six months ended June 30, 2004 is primarily the result of a balance sheet restructuring plan which resulted in an impairment writedown loss of approximately $6.1 million before tax, or approximately $4.1 million net of tax, during the quarter ended March 31, 2005. More specifically, during March 2005, in an effort to reduce our liability sensitive position and to improve our net interest margin, our Board of Directors approved a plan to reposition our balance sheet by reducing the amount of low-yielding investment securities and using a portion of the proceeds to de-leverage our borrowing position. We identified for sale from our available-for-sale securities portfolio approximately $169.0 million in U.S. Government callable agency bonds, with coupon rates of 3.07% or less and with a weighted average yield of 2.76%.

“The restructuring and de-leveraging of our balance sheet and the associated impairment charge during the first quarter 2005 was a necessary step to reduce our risks in a rising interest rate environment and to improve profitability going forward,” said R. Darrell Brewer, Treasurer and Chief Financial Officer. “While we remain liability-sensitive, paying down debt lessened our liability-sensitive position, thus reducing our risk from rising interest rates, and increased yields on our bond portfolio have improved our net interest margin. We do not anticipate any need for further large-scale securities sales. We intend to fund loan growth with deposits, short-term and cash equivalent investments, cash flows from securities and short-term borrowings as needed,” said Brewer. “Of the $163 million in proceeds from the sale of low yielding securities, which had a weighted average yield of approximately 2.76%, $75 million was used to pay down Federal Home Loan Bank borrowings, which had an average cost of funds of 2.48%. In addition, $88 million was reinvested in securities with a weighted average yield of approximately 4.90%. Furthermore, we expect that we will benefit from increased cash flows from these new securities.”

Net earnings for the six months ended June 30, 2005, excluding the first quarter’s non-recurring after-tax impairment writedown loss of $4.1 million or $0.33 per basic share, would have been $4.2 million, a 57.3% increase compared with $2.7 million in the same period of 2004. Diluted earnings per share, excluding the non-recurring impairment writedown loss, would have been $0.33 on 12.6 million shares for the six months ended June 30, 2005 compared with $0.37 on 7.2 million shares for the same period of 2004. Year-to-date earnings per share comparisons are affected by the increased number of shares outstanding as a result of our initial public offering in August 2004.

Net earnings excluding the non-recurring impairment writedown loss and diluted earnings per share excluding the non-recurring impairment writedown loss are considered non-GAAP financial measures as defined under the rules and regulations of the Securities and Exchange Commission. Management believes that this presentation of net earnings and diluted earnings per share excluding such charge should clarify investors' understanding of the Company’s earnings performance during the six months ended June 30, 2005 compared with the same period of 2004.

SECOND QUARTER RESULTS

During the second quarter 2005, strong loan growth and improving yields from the loan portfolio helped offset higher cost of funds. Since June 2004 the Federal Reserve Bank's Federal Open Market Committee has raised the target Fed funds rate nine times, by a quarter-point each time, taking Fed funds from 1.00% to 2.25% by year-end 2004, and to 3.25% at June 30, 2005. The Wall Street Journal prime rate has followed suit, its rate increasing from 4.00% to 5.25% by year-end 2004, and to 6.25% at June 30, 2005. In spite of this significant increase in short term interest rates over the past 12 months, our net interest margin on a tax equivalent basis in the second quarter of 2005 expanded 53 basis points compared with the second quarter of 2004.

Net Interest Income

Net interest income for the second quarter of 2005 increased 23.2% to $8.6 million compared with $7.0 million for the same period in 2004. The increase was primarily due to a 31.9% increase in average loans outstanding and a 121 basis point increase in the weighted average yield on earning assets, partially offset by a 92 basis point increase in weighted average rates on interest-bearing liabilities. The average balance of interest-earning assets in the second quarter of 2005 increased $34.8 million compared with the same period in 2004 while the average yield increased to 5.64% from 4.43%. As a result of the balance sheet restructuring plan, the weighted average yield on investment securities increased 76 basis points to 3.97% for the three months ended June 30, 2005 compared with 3.21% for the same period in 2004. The average balance of interest-bearing liabilities decreased $31.4 million in the second quarter of 2005 compared with the second quarter of 2004. The weighted average rate on total interest bearing liabilities increased to 2.80% in the second quarter of 2005 from 1.88% in the second quarter of 2004.

The provision for loan losses in the second quarter of 2005 was $650 thousand, a decrease compared with $900 thousand in the second quarter of 2004. Net interest income after provision for loan losses increased 30.8% to $7.9 million for the second quarter of 2005 compared with $6.1 million in the same period in 2004.

Non-interest Income

Non-interest income totaled $545 thousand in the second quarter of 2005 compared with $488 thousand in the second quarter of 2004, an increase of $57 thousand primarily due to growth in deposit account fees and fees for other services. We posted $128 thousand in gains on the sale of securities in the second quarter of 2005 compared with $144 thousand in gains on sales of securities during the same period in 2004.

Non-interest Expense
Non-interest expense in the second quarter of 2005 increased 11.2% to $4.9 million compared with $4.4 million in the second quarter of 2004, primarily due to increases in salaries and employee benefits, higher legal and professional fees associated with being a publicly traded company, including Sarbanes-Oxley compliance costs, continued technology upgrades and costs related to our new branch in Katy.

RESULTS FOR SIX MONTHS ENDED JUNE 30, 2005

Net earnings for the six months ended June 30, 2005 were $169 thousand or $0.01 per diluted share, a decrease of $2.5 million or 93.7%, compared with $2.7 million or $0.37 per diluted share for same period in 2004. This decrease in net earnings for the six months ended June 30, 2005 compared with the six months ended June 30, 2004 is primarily the result of the balance sheet restructuring plan which resulted in an impairment writedown loss of approximately $6.1 million before tax (approximately $4.1 million after tax) during the quarter ended March 31, 2005. This $6.1 million writedown loss, combined with a decrease in gains on sales of securities of $375 thousand and a $1.2 million increase in noninterest expenses, was partially offset by a $3.4 million increase in net interest income, a $1.3 million decrease in the provision for Federal income taxes and a $400 thousand decrease in the provision for loan losses.

Diluted earnings per share excluding the non-recurring impairment charge would have been $0.33 on 12.6 million shares for the six months ended June 30, 2005 compared with $0.37 on 7.2 million shares for the same period of 2004.

Net Interest Income
For the six months ended June 30, 2005, net interest income increased $3.4 million to $16.5 million compared with $13.1 million for the same period in 2004. This increase is primarily due to a 13.0% increase in average earning assets, partially offset by a 7.2% increase in interest-bearing liabilities. The average balance of interest-earning assets increased $122.6 million for the six months ended June 30, 2005 compared with the same period in 2004, while the average yield increased 91 basis points to 5.34% from 4.43%. The average balance of interest-bearing liabilities increased $61.0 million for the six months ended June 30, 2005, compared with the same period in 2004, while the average rate increased 76 basis points to 2.67% from 1.91%. Our net interest margin on a tax equivalent basis increased 32 basis points to 3.11% for the six months ended June 30, 2005 compared with 2.79% for the same period in 2004.

Non-interest Income
For the six months ended June 30, 2005, non-interest income decreased by $6.4 million to a negative $5.2 million principally as a result of the $6.1 million writedown loss in connection with the balance sheet restructuring plan and a decrease of $375 thousand in gains on sales of securities.

Non-interest Expense
Non-interest expense for the six months ended June 30, 2005 was $9.8 million compared with $8.6 million for the same period in 2004, an increase of $1.2 million or 13.6%, primarily due to a $426 thousand increase in compensation, payroll taxes and benefits, a $452 thousand increase in legal and professional fees and a $270 thousand increase in data processing expenses.

BALANCE SHEET REVIEW

Assets increased to $1.1 billion at June 30, 2005, up 1.6% from one year ago and down 1.8% from December 31, 2004, principally as a result of the balance sheet restructuring plan.
In the second quarter of 2005, total loans increased 29.8% compared with their level at June 30, 2004 and 5.5% from the linked quarter to $664.9 million. “Our loan growth continues to encompass all lending categories. The loan to deposit ratio at June 30, 2005 reached 82.5%, showing success in our strategy to increase this measure,” said Harvey Zinn, President and Chief Executive Officer. Commercial mortgage loans accounted for 44.9% of the loan portfolio compared with 42.8% at June 30, 2004 and construction and land development loans accounted for 22.1% compared with 23.2% at June 30, 2004.

Average deposits in the first six months of 2005 increased 2.6% to $848.1 million compared with $826.4 million in the first six months of 2004. Noninterest-bearing demand deposits increased 9.9% and lower cost NOW, savings and money market accounts increased 5.0% more than offsetting the 1.4% decline in higher cost time deposits. “We continue our business strategy of providing exceptional service to our community, allowing us to retain our deposit customers,” Brewer stated.

Shareholders’ equity at June 30, 2005 more than doubled to $87.6 million from $25.8 million at June 30, 2004, reflecting the $52 million in new equity raised from the initial public offering in August 2004. Book value per share was $7.05 at June 30, 2005, compared with $3.69 at June 30, 2004.

ASSET QUALITY

Nonperforming assets as of June 30, 2005 were $10.7 million, an increase of $3.6 million compared with $7.4 million as of June 30, 2004, principally as a result of an increase of $5.8 million in nonaccrual loans, partially offset by a decrease in other real estate owned of $2.4 million. The $5.8 million increase in nonaccrual loans was primarily the result of one business and industrial loan, collateralized by furniture, fixtures and equipment and by accounts receivable, in the amount of approximately $3.9 million placed on nonaccrual status during June 2005. Although this loan was performing in accordance with its terms, management was concerned about its future performance and therefore placed it on nonaccrual status. Of the total nonaccrual loans of approximately $8.4 million as of June 30, 2005, only two loans totaling approximately $133 thousand were in excess of 30 days past due.

As a percentage of total loans and other real estate owned, nonperforming assets were 1.61% at June 30, 2005, compared with 1.44% at June 30, 2004. At March 31, 2005, nonperforming assets were $7.0 million, or 1.11% of total loans and other real estate owned.

During the six months ended June 30, 2005, we recorded a provision for loan losses of $1.3 million compared with $1.7 million for the same period in 2004. The provision recorded in 2005 is less than the same period in 2004 primarily due to having net recoveries of $16 thousand during the six months ended June 30, 2005 compared with $371 thousand in net charge-offs during the same period of 2004. At June 30, 2005, the allowance for loan losses as a percentage of total loans was 1.41% compared with 1.35% at June 30, 2004.

FRANCHISE GROWTH

“Our Katy branch has been open for approximately nine months and continues to meet our goals, with deposit growth of approximately $1 million per month,” said Zinn. “We have two de novo branch locations currently planned in Fort Bend County. Our Pecan Grove location, which will be housed in leased space in Richmond, Texas just southwest of Sugar Land, is scheduled to open in August 2005. In addition, we expect our Cinco Ranch location in Katy, Texas to open during the first quarter of 2006. Additionally, we recently won the competitive bids with respect to the depository contracts for two school districts, Katy Independent School District and Fort Bend Independent School District, both to begin in September 2005.”

THE COMPANY

SNB Bancshares, Inc. (the “Company”) is a bank holding company headquartered approximately 15 miles southwest of downtown Houston in Sugar Land, Texas, the largest city in fast growing Fort Bend County. The Company, with total assets of $1.1 billion, total loans of $664.9 million, total deposits of $805.8 million and total shareholders’ equity of $87.6 million, as of June 30, 2005, has four full-service branches and two drive-through locations in Harris and Fort Bend Counties.

Notice under the Private Securities Litigation Reform Act of 1995

Except for historical information contained herein, this press release may constitute forward-looking statements for the purposes of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended, and as such, may involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from the results, performance or achievements expressed or implied by such forward-looking statements. The Company intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Act of 1995, and is including this statement for purposes of said safe harbor provisions.

The Company’s actual results may differ materially from the results anticipated in these forward-looking statements due to a variety of factors, including, without limitation, the following: (a) the effects of future economic and business conditions on the Company and our customers; (b) changes in governmental legislation and regulations; (c) the risks of changes in interest rates; (d) competition from other banks and financial institutions for customer deposits and loans; (e) the failure of assumptions underlying the establishment of reserves for loan losses; (f) changes in the levels of loan prepayments and the resulting effects on the value of the Company’s loan portfolio; (g) the failure of assumptions underlying the establishment of and provisions made to the allowance for loan losses; (h) the effect of changes in accounting policies and practices which may be adopted by regulatory agencies and/or the Financial Accounting Standards Board; (i) technological changes; (j) acquisition and integration of acquired businesses; (k) the loss of senior management or operating personnel and the potential inability to hire qualified personnel at reasonable compensation levels; (l) acts of terrorism; and (m) other risks and uncertainties listed from time to time in the Company’s reports and other documents filed with the Securities and Exchange Commission.

Contacts:

R. Darrell Brewer, CFO
(281) 269-7271
brewerd@snbtx.com

Whitney Rowe, Investor Relations & Corporate Secretary
(281) 269-7220
rowew@snbtx.com

SNB BANCSHARES, INC.
AND CONSOLIDATED SUBSIDIARIES
SELECTED FINANCIAL DATA
(Dollars in thousands, except outstanding shares
and per share data)
(Unaudited)

	For the Three Months			For the Six Months
	Ended June 30,			Ended June 30,
	2005	2004	% chg	2005	2004	% chg
EARNINGS SUMMARY:
Net earnings	$2,355	$1,417	66.2%	$169	$2,676	(93.7)%
Basic earnings per share	$0.19	$0.20	(6.5)	$0.01	$0.38	(96.4)
Diluted earnings per share	0.19	0.20	(5.0)	0.01	0.37	(97.3)

Weighted average shares outstanding:
Common stock	9,764,858	3,974,575	145.7	9,760,299	3,870,948	152.1
Class B stock	2,670,095	3,019,414	(11.6)	2,674,372	3,123,041	(14.4)
Total	12,434,953	6,993,989	77.8	12,434,671	6,993,989	77.8

Shares outstanding at end of period:
Common stock	9,782,478	4,312,148	126.9	9,782,478	4,312,148	126.9
Class B stock	2,652,475	2,681,841	(1.1)	2,652,475	2,681,841	(1.1)
Total	12,434,953	6,993,989	77.8	12,434,953	6,993,989	77.8

EARNINGS STATEMENT DATA:
Interest income:
Loans	$10,819	$7,085	52.7%	$20,616	$13,586	51.7%
Securities:
Taxable	3,593	4,030	(10.8)	7,519	7,351	2.3
Nontaxable	159	19	736.8	292	41	612.2
Federal funds sold and earning deposits	47	22	113.6	61	121	(49.6)
Total interest income	14,618	11,156	31.0	28,488	21,099	35.0
Interest expense:
Demand deposits	1,708	1,025	66.6	3,494	1,976	76.8
Certificates and other time deposits	2,768	2,336	18.5	5,436	4,529	20.0
Junior subordinated debentures	671	516	30.0	1,295	1,037	24.9
Other borrowings	885	311	184.6	1,768	456	287.7
Total interest expense	6,032	4,188	44.0	11,993	7,998	49.9
Net interest income	8,586	6,968	23.2	16,495	13,101	25.9
Provision for loan losses	650	900	(27.8)	1,250	1,650	(24.2)
Net interest income after provision	7,936	6,068	30.8	15,245	11,451	33.1
Noninterest income:
Service charges on deposit accounts	228	193	18.1	451	430	4.9
Gain on sale of securities-net	128	144	(11.1)	128	503	(74.6)
Impairment write-down of securities	-	-	-	(6,144)	-	N/M
Other	189	151	25.2	376	299	25.8
Total noninterest income	545	488	11.7	(5,189)	1,232	(521.2)
Noninterest Expense:
Salaries and employee benefits	2,934	2,757	6.4	5,867	5,441	7.8
Net occupancy expense	440	438	0.5	845	887	(4.7)
Data processing	414	271	52.8	827	557	48.5
Legal and professional fees	353	153	130.7	742	290	155.9
FDIC deposit insurance premium	31	28	10.7	60	53	13.2
Other	732	763	(4.1)	1,458	1,401	4.1
Total noninterest expense	4,904	4,410	11.2	9,799	8,629	13.6

Earnings before income taxes	3,577	2,146	66.7	257	4,054	(93.7)
Provision for income taxes	1,222	729	67.6	88	1,378	(93.6)
Net earnings	$2,355	$1,417	66.2%	$169	$2,676	(93.7)%

SNB BANCSHARES, INC.
AND CONSOLIDATED SUBSIDIARIES
SELECTED FINANCIAL DATA
(Dollars in thousands, except outstanding shares
and per share data)
(Unaudited)

	Q2	Q1	Q4	Q3	Q2
	2005	2005	2004	2004	2004
EARNINGS STATEMENT DATA:
Interest income:
Loans	$10,819	$9,797	$9,153	$8,031	$7,085
Securities:
Taxable	3,593	3,926	3,992	4,184	4,030
Nontaxable	159	133	111	50	19
Federal Funds Sold	47	14	19	14	22
Total interest income	14,618	13,870	13,275	12,279	11,156

Interest expense:
Demand deposits	1,708	1,786	1,323	1,215	1,025
Certificates and other time deposits	2,768	2,668	2,333	2,179	2,336
Junior subordinated debentures	671	624	592	566	516
Other borrowings	885	883	1,047	753	311
Total interest expense	6,032	5,961	5,295	4,713	4,188

Net interest income	8,586	7,909	7,980	7,566	6,968
Provision for loan losses	650	600	675	625	900

Net interest income after provision	7,936	7,309	7,305	6,941	6,068

Noninterest income:
Service charges on deposit accounts	228	223	163	193	193
Gain on sale of securities-net	128	-	-	197	144
Impairment write-down of securities	-	(6,144)	-	-	-
Other	189	187	182	153	151
Total noninterest income	545	(5,734)	345	543	488

Noninterest Expense:
Salaries and employee benefits	2,934	2,933	2,980	2,944	2,757
Net occupancy expense	440	405	480	494	438
Data processing	414	413	377	284	271
Legal and professional fees	353	389	205	158	153
FDIC deposit insurance premium	31	29	31	31	28
Other	732	726	1,388	819	763
Total noninterest expense	4,904	4,895	5,461	4,731	4,410

Earnings (loss) before income taxes	3,577	(3,320)	2,189	2,753	2,146
Provision (benefit) for income taxes	1,222	(1,134)	736	935	729
Net earnings (loss)	$2,355	$(2,186)	$1,453	$1,818	$1,417

Basic EPS	$0.19	$(0.18)	$0.12	$0.20	$0.20
Diluted EPS	0.19	(0.17)	0.11	0.19	0.20

Weighted average shares outstanding:
Common stock	9,764,858	9,755,689	9,752,284	6,456,156	3,974,575
Class B stock	2,670,095	2,678,696	2,679,498	2,680,521	3,019,414
Total	12,434,953	12,434,385	12,431,782	9,136,677	6,993,989

SNB BANCSHARES, INC.
AND CONSOLIDATED SUBSIDIARIES
SELECTED FINANCIAL DATA
(Dollars in thousands)
(Unaudited)

	Q2	Q2		YTD	YTD
	2005	2004	% chg	2005	2004	% chg
BALANCE SHEET AVERAGES:
Loans	$641,650	$486,394	31.9%	$627,591	$461,230	36.1%
Allowance for loan losses	(9,013)	(6,501)	38.6	(8,706)	(6,225)	39.9
Loans, net	632,637	479,893	31.8	618,885	455,005	36.0
Investment securities	386,894	504,454	(23.3)	436,613	458,366	(4.7)
Federal funds sold	1,366	8,371	(83.7)	1,104	16,821	(93.4)
Interest-earning deposits in other financial institutions	5,032	956	426.4	3,020	9,281	(67.5)
Cash and due from banks	14,907	14,348	3.9	16,113	16,358	(1.5)
Premises and equipment	18,810	12,661	48.6	17,599	12,461	41.2
Accrued interest receivable and other assets	13,150	13,479	(2.4)	14,082	11,594	21.5
Total assets	$1,072,796	$1,034,162	3.7%	$1,107,416	$979,886	13.0%

Demand deposits	$118,122	$104,646	12.9%	$111,737	$101,682	9.9%
NOW, savings, and money market accounts	337,496	342,693	(1.5)	356,637	339,681	5.0
Time deposits	369,909	404,545	(8.6)	379,735	385,069	(1.4)
Total deposits	825,527	851,884	(3.1)	848,109	826,432	2.6
Other borrowed funds	118,715	110,287	7.6	130,376	80,985	61.0
Junior subordinated debentures	38,250	38,250	0.0	38,250	38,250	0.0
Accrued interest payable and other liabilities	4,127	3,423	20.6	4,168	3,118	33.7
Total liabilities	986,619	1,003,844	(1.7)	1,020,903	948,785	7.6
Shareholders' equity	86,177	30,318	184.2	86,513	31,101	178.2
Total liabilities and shareholders' equity	$1,072,796	$1,034,162	3.7%	$1,107,416	$979,886	13.0%

	June 30,
	2005	2004
PERIOD END BALANCES:
Loans	$664,899	$512,416	29.8%
Allowance for loan losses	(9,387)	(6,929)	35.5
Loans, net	655,512	505,487	29.7
Investment securities	399,523	533,477	(25.1)
Federal funds sold	1,150	6,100	(81.1)
Interest-earning deposits in other financial institutions	642	91	605.5
Cash and due from banks	20,793	17,292	20.2
Premises and equipment	19,615	12,825	52.9
Accrued interest receivable and other assets	12,063	16,624	(27.4)
Total assets	$1,109,298	$1,091,896	1.6%

Demand deposits	$118,165	$114,401	3.3%
NOW, savings, and money market accounts	327,181	362,283	(9.7)
Time deposits	360,413	379,572	(5.0)
Total deposits	805,759	856,256	(5.9)
Other borrowed funds	173,100	168,500	2.7
Junior subordinated debentures	38,250	38,250	0.0
Accrued interest payable and other liabilities	4,570	3,101	47.4
Total liabilities	1,021,679	1,066,107	(4.2)
Shareholders' equity	87,619	25,789	239.8
Total liabilities and shareholders' equity	$1,109,298	$1,091,896	1.6%

SNB BANCSHARES, INC.
AND CONSOLIDATED SUBSIDIARIES
SELECTED FINANCIAL DATA
(Dollars in thousands)
(Unaudited)

	Q2	Q1	Q4	Q3	Q2
	2005	2005	2004	2004	2004
QUARTERLY AVERAGE
BALANCE SHEET HISTORY:
Loans	$641,650	$613,375	$579,459	$533,607	$486,394
Allowance for loan losses	(9,013)	(8,396)	(7,748)	(7,258)	(6,501)
Loans, net	632,637	604,979	571,711	526,349	479,893
Investment securities	386,894	486,885	496,204	517,041	504,454
Federal funds sold	1,366	838	1,496	816	8,371
Interest-earning deposits in other financial institutions	5,032	986	1,849	2,985	956
Cash and due from banks	14,907	17,333	16,316	13,116	14,348
Premises and equipment	18,810	16,375	15,453	13,061	12,661
Accrued interest receivable and other assets	13,150	15,024	14,328	15,542	13,479
Total assets	$1,072,796	$1,142,420	$1,117,357	$1,088,910	$1,034,162

Demand deposits	$118,122	$105,280	$103,502	$111,968	$104,646
NOW, savings, and money market accounts	337,496	375,990	325,857	334,347	342,693
Time deposits	369,909	389,669	351,178	351,116	404,545
Total deposits	825,527	870,939	780,537	797,431	851,884
Other borrowed funds	118,715	142,167	207,593	199,093	110,287
Junior subordinated debentures	38,250	38,250	38,250	38,250	38,250
Accrued interest payable and other liabilities	4,127	4,209	3,977	3,536	3,423
Total liabilities	986,619	1,055,565	1,030,357	1,038,310	1,003,844
Shareholders' equity	86,177	86,855	87,000	50,600	30,318
Total liabilities and shareholders' equity	$1,072,796	$1,142,420	$1,117,357	$1,088,910	$1,034,162

PERIOD END BALANCES HISTORY:
Loans	$664,899	$630,048	$598,292	$553,185	$512,416
Allowance for loan losses	(9,387)	(8,738)	(8,121)	(7,473)	(6,929)
Loans, net	655,512	621,310	590,171	545,712	505,487
Investment securities	399,523	371,684	488,523	503,584	533,477
Federal funds sold	1,150	1,210	-	1,735	6,100
Interest-earning deposits in other financial institutions	642	25,773	441	2,179	91
Cash and due from banks	20,793	15,950	20,794	13,692	17,292
Premises and equipment	19,615	17,769	16,137	13,837	12,825
Accrued interest receivable and other assets	12,063	14,282	14,022	13,797	16,624
Total assets	$1,109,298	$1,067,978	$1,130,088	$1,094,536	$1,091,896

Demand deposits	$118,165	$111,408	$110,858	$103,007	$114,401
NOW, savings, and money market accounts	327,181	368,949	398,051	356,036	362,283
Time deposits	360,413	387,012	359,477	356,154	379,572
Total deposits	805,759	867,369	868,386	815,197	856,256
Other borrowed funds	173,100	75,500	132,900	151,500	168,500
Junior subordinated debentures	38,250	38,250	38,250	38,250	38,250
Accrued interest payable and other liabilities	4,570	3,489	4,151	3,536	3,101
Total liabilities	1,021,679	984,608	1,043,687	1,008,483	1,066,107
Shareholders' equity	87,619	83,370	86,401	86,053	25,789
Total liabilities and shareholders' equity	$1,109,298	$1,067,978	$1,130,088	$1,094,536	$1,091,896

SNB BANCSHARES, INC.
AND CONSOLIDATED SUBSIDIARIES
SELECTED FINANCIAL DATA
(Dollars in thousands)
(Unaudited)

YIELD ANALYSIS:

	For the Three Months Ended June 30,
	2005			2004
	Average	Interest	Average	Average	Interest	Average
	Outstanding	Earned/	Yield/	Outstanding	Earned/	Yield/
	Balance	Paid	Rate	Balance	Paid	Rate
Assets:
Interest-earning assets:
Loans	$641,650	$10,819	6.67%	$486,394	$7,085	5.76%
Investment Securities	386,894	3,752	3.97	504,454	4,049	3.21
Federal funds sold	1,366	10	2.81	8,371	19	0.91
Interest-earning deposits in other financial institutions	5,032	37	2.91	956	3	1.33
Total interest-earning assets	1,034,942	14,618	5.64%	1,000,175	11,156	4.43%
Less allowance for loan losses	(9,013)			(6,501)
Total interest-earning assets, net of allowance	1,025,929			993,674
Non-earning assets:
Cash and due from banks	14,907			14,348
Premises and equipment	18,810			12,661
Accrued interest receivable and other assets	13,150			13,479
Total noninterest-earning assets	46,867			40,488
Total assets	$1,072,796			$1,034,162

Liabilities and Shareholders' Equity:
Interest-bearing liabilities:
NOW, savings, and money market accounts	$337,496	$1,708	2.03%	$342,693	$1,025	1.20%
Time deposits	369,909	2,768	3.00	404,545	2,336	2.32
Junior subordinated debentures	38,250	671	6.94	38,250	516	5.34
Other borrowed funds	118,715	885	2.95	110,287	311	1.12
Total interest-bearing liabilities	864,370	6,032	2.80%	895,775	4,188	1.88%
Noninterest-bearing liabilities:
Demand deposits	118,122			104,646
Accrued interest payable and other liabilities	4,127			3,423
Total noninterest-bearing liabilities	122,249			108,069
Total liabilities	986,619			1,003,844
Shareholders' equity	86,177			30,318
Total liabilities and shareholders' equity	$1,072,796			$1,034,162
Net interest income		$8,586			$6,968
Net interest spread			2.84%			2.55%
Net interest margin (tax equivalent)			3.33%			2.80%

SNB BANCSHARES, INC.
AND CONSOLIDATED SUBSIDIARIES
SELECTED FINANCIAL DATA
(Dollars in thousands)
(Unaudited)

RATE/VOLUME ANALYSIS:
	For the Three Months Ended June 30, 2005 Compared with the Same Period in 2004
				Increase (Decrease)
	Q2	Q2	Increase	Due to Change in
	2005	2004	(Decrease)	Volume	Rate	Total
Interest-earning assets:
Loans	$10,819	$7,085	$3,734	$2,231	$1,503	$3,734
Investment securities	3,752	4,049	(297)	(941)	644	(297)
Federal funds sold	10	19	(9)	(16)	7	(9)
Interest-bearing deposits in other financial institutions	37	3	34	14	20	34
Total interest income	14,618	11,156	3,462	1,288	2,174	3,462

Interest-bearing liabilities:
NOW, savings and money market accounts	1,708	1,025	683	(16)	699	683
Time deposits	2,768	2,336	432	(200)	632	432
Junior subordinated debentures	671	516	155	-	155	155
Other borrowed funds	885	311	574	23	551	574
Total in interest expense	6,032	4,188	1,844	(193)	2,037	1,844

Net interest income	$8,586	$6,968	$1,618	$1,481	$137	$1,618

SNB BANCSHARES, INC.
AND CONSOLIDATED SUBSIDIARIES
SELECTED FINANCIAL DATA
(Dollars in thousands)
(Unaudited)

YIELD ANALYSIS:

	For the Six Months Ended June 30,
	2005			2004
	Average	Interest	Average	Average	Interest	Average
	Outstanding	Earned/	Yield/	Outstanding	Earned/	Yield/
	Balance	Paid	Rate	Balance	Paid	Rate
Assets:
Interest-earning assets:
Loans	$627,591	$20,616	6.53%	$461,230	$13,586	5.83%
Investment Securities	436,613	7,811	3.65	458,366	7,392	3.23
Federal funds sold	1,104	15	2.65	16,821	77	0.91
Interest-earning deposits in other financial institutions	3,020	46	3.04	9,281	44	0.94
Total interest-earning assets	1,068,328	28,488	5.34%	945,698	21,099	4.43%
Less allowance for loan losses	(8,706)			(6,225)
Total interest-earning assets, net of allowance	1,059,621			939,473
Non-earning assets:
Cash and due from banks	16,113			16,358
Premises and equipment	17,599			12,461
Accrued interest receivable and other assets	14,082			11,594
Total noninterest-earning assets	47,795			40,413
Total assets	$1,107,416			$979,886

Liabilities and Shareholders' Equity:
Interest-bearing liabilities:
NOW, savings, and money market accounts	$356,637	$3,494	1.98%	$339,681	$1,976	1.17%
Time deposits	379,735	5,436	2.89	385,069	4,529	2.37
Junior subordinated debentures	38,250	1,295	6.73	38,250	1,037	5.36
Other borrowed funds	130,376	1,768	2.70	80,985	456	1.13
Total interest-bearing liabilities	904,998	11,993	2.67%	843,985	7,998	1.91%
Noninterest-bearing liabilities:
Demand deposits	111,737			101,682
Accrued interest payable and other liabilities	4,168			3,118
Total noninterest-bearing liabilities	115,905			104,800
Total liabilities	1,020,903			948,785
Shareholders' equity	86,513			31,101
Total liabilities and shareholders' equity	$1,107,416			$979,886
Net interest income		$16,495			$13,101
Net interest spread			2.67%			2.52%
Net interest margin (tax equivalent)			3.11%			2.79%

SNB BANCSHARES, INC.
AND CONSOLIDATED SUBSIDIARIES
SELECTED FINANCIAL DATA
(Dollars in thousands)
(Unaudited)

RATE/VOLUME ANALYSIS:
	For the Six Months Ended June 30, 2005 Compared with the Same Period in 2004
				Increase (Decrease)
			Increase	Due to Change in
	2005	2004	(Decrease)	Volume	Rate	Total
Interest-earning assets:
Loans	$20,616	$13,586	$7,030	$4,807	$2,223	$7,030
Securities	7,811	7,392	419	(348)	767	419
Federal funds sold	15	77	(62)	(70)	8	(62)
Interest-bearing deposits in other financial institutions	46	44	2	(29)	31	2
Total interest income	28,488	21,099	7,389	4,360	3,029	7,389

Interest-bearing liabilities:
NOW, savings and money market accounts	3,494	1,976	1,518	98	1,420	1,518
Time deposits	5,436	4,529	907	(63)	970	907
Junior subordinated deferrable interest debentures	1,295	1,037	258	-	258	258
Other borrowed funds	1,768	456	1,312	278	1,034	1,312
Total in interest expense	11,993	7,998	3,995	313	3,682	3,995

Net interest income	$16,495	$13,101	$3,394	$4,047	$(653)	$3,394

SNB BANCSHARES, INC.
AND CONSOLIDATED SUBSIDIARIES
SELECTED FINANCIAL DATA
(Dollars in thousands)
(Unaudited)

LOAN PORTFOLIO:
	As of June 30,		As of June 30,
	2005		2004
	Amount	Percent	Amount	Percent

Business and industrial	$78,626	11.8%	$63,420	12.4%
Real estate:
Construction and land development	146,661	22.1	118,931	23.2
Residential	129,366	19.5	99,360	19.4
Commercial mortgages	298,510	44.9	218,929	42.8
Consumer	13,242	2.0	13,048	2.5
Other	229	0.0	149	0.0
Gross loans	666,634	100.3	513,837	100.3
Less unearned discounts and fees	(1,735)	(0.3)	(1,421)	(0.3)
Total loans	$664,899	100.0%	$512,416	100.0%

NONPERFORMING ASSETS:
	As of June 30,
	2005	2004
Nonaccrual loans	$8,389	$2,626
Accruing loans past due 90 days or more	-	-
Restructured loans	1,865	1,967
Other real estate	425	2,834
Total nonperforming assets	$10,679	$7,427
Nonperforming assets to total loans and other real estate	1.61%	1.44%

ALLOWANCE FOR LOAN LOSSES:
	As of and for the Six Months Ended
	June 30, 2005	June 30, 2004

Allowance for loan losses at beginning of period	$8,121	$5,650
Provision for loan losses	1,250	1,650
Charge-Offs:
Business and industrial	(6)	(159)
Real estate	-	(221)
Consumer	(42)	(55)
Total charge-offs	(48)	(435)
Recoveries:
Business and industrial	41	30
Real estate	12	22
Consumer	11	12
Total recoveries	64	64
Net recoveries (charge-offs)	16	(371)
Allowance for loan losses at end of period	$9,387	$6,929

Allowance for loan losses to end of period loans	1.41%	1.35%
Net charge-offs to average loans	(0.01)	0.16
Allowance for loans losses to end of period nonperforming loans	91.54	150.86

SNB BANCSHARES, INC.
AND CONSOLIDATED SUBSIDIARIES
SELECTED FINANCIAL DATA
(Unaudited)

SELECTED RATIOS AND OTHER DATA:
	Q2	Q2	YTD	YTD
	2005	2004	2005	2004

Return on average assets	0.88%	0.55%	0.03%	0.55
Return on average equity	10.96	18.79	0.39	17.30
Leverage ratio	11.23	4.50
Tier 1 Capital to RWA ratio	16.44	7.48
Total Capital (Tier 1 + Tier 2) to RWA ratio	18.62	12.64
Average equity to average total assets	8.03	2.93	7.81	3.19
Tax equivalent yield on earning assets	5.64	4.43	5.34	4.43
Cost of funds with demand account	2.46	1.68	2.38	1.70
Net interest margin, tax equivalent	3.33	2.80	3.11	2.79
Non-interest expense to average total assets	1.83	1.72	1.78	1.77
Efficiency ratio	54.47	60.32	56.57	62.40

End of period book value per share	$7.05	$3.69
Full time equivalent employees	157	157

Common Stock Performance:
	Second quarter 2005		First quarter 2005

Market value of common stock - End of period	$11.00		$11.31
Market value of common stock - High	11.49		15.00
Market value of common stock - Low	9.21		10.25

	As of June 30, 2005		As of March 31, 2005

Book value of common stock	$7.05		$6.70
Market/book value of common stock	156.11%		168.69%
Price/12 month trailing earnings ratio	37.10	X	45.24	X

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